Exhibit 3.9
CERTIFICATE OF AMENDMENT
OF
THE AMENDED CERTIFICATE OF INCORPORATION
OF
KB HOME
     KB HOME, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
     1. That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the proposal to be presented to the stockholders of the Corporation at its Annual Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Amended Certificate of Incorporation of the Corporation be amended to decrease the authorized Common Stock and for this purpose Paragraph (a) of Article Fourth thereof shall be struck out in its entirety and shall be replaced with the following new Paragraph (a) of Article Fourth:
     FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 325,000,000 consisting of 290,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), 25,000,000 shares of Special Common Stock, par value $1.00 per share (the “Special Common Stock”) 10,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).
     2. That thereafter, an Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on April 6, 2006, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment of the Certificate of Incorporation herein certified.
     3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, said Corporation has caused this certificate to be executed by an authorized officer on the 6th day of April 2006.

/s/ Charles F. Carroll
Charles F. Carroll
Vice President, Deputy General Counsel and Corporate Secretary

State of California	)
)
County of Los Angeles	)
Subscribed and sworn to before me
on this 6th day of April, 2006, by
Charles F. Carroll, personally
known to me to be the person who
appeared before me.

/s/ Dawn M. Leahy
Dawn M. Leahy
Notary Public

My Commission expires: January 17, 2010
[SEAL]

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CERTIFICATE OF AMENDMENT
OF
THE AMENDED CERTIFICATE OF INCORPORATION
OF
KB HOME
     KB HOME, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
     1. That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the proposal to be presented to the stockholders of the Corporation at its Annual Meeting of the Stockholders. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, That the Amended Certificate of Incorporation of the Corporation be amended to increase the authorized Common Stock and for this purpose Paragraph (a) of Article Fourth thereof shall be struck out in its entirety and shall be replaced with the following new Paragraph (a) of Article Fourth:
     FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 335,000,000 consisting of 300,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), 25,000,000 shares of Special Common Stock, par value $1.00 per share (the “Special Common Stock”) and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).
     2. That thereafter, an Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on April 7, 2005, at which Annual Meeting the necessary numbers of shares as required by statute were voted in favor of the amendment of the Certificate of Incorporation herein certified.
     3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, said Corporation has caused this certificate to be executed by an authorized officer on this 7th day of April 2005.

KB HOME

By:	/s/ Richard B. Hirst

Name:	Richard B. Hirst
Title:	EVP and Chief Legal officer
State of California
County of Los Angeles
Subscribed and sworn to before me
on this 7th day of April, 2005, by
Richard B. Hirst, personally known
to me to be the person who
appeared before me.

/s/ Dawn M. Leahy
Dawn M. Leahy
Notary Public

My Commission expires: January 17, 2006
[SEAL]

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CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
KB HOME, INC.
INTO
KAUFMAN AND BROAD HOME CORPORATION
(Pursuant to Section 263 of the
General Corporation Law of Delaware)
     Kaufman and Broad Home Corporation, a corporation organized and existing under the laws of Delaware (the “Corporation”), does hereby certify:
     FIRST: That the Corporation owns all of the outstanding shares of each class of stock of KB Home, Inc. a Delaware corporation.
     SECOND: That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on December 6, 2000, determined to and did merge into itself said KB Home, Inc., by the adoption thereof:
     RESOLVED, that the Corporation merge, and it hereby does merge, into itself KB Home, Inc. and assumes all of its obligations.
     RESOLVED, that said merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time set forth therein.
     RESOLVED, that upon effectiveness of said merger, the name of the Corporation shall be changed to KB HOME and Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to read as follows:
     FIRST. The name of the corporation (hereinafter called the “Corporation”) is KB HOME.
     RESOLVED, that the proper officers of the Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge KB Home, Inc. into the Corporation and to assume its obligations, and to so change the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the

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State of Delaware, which may be necessary or proper to effect said merger and change of name.
     THIRD: This Certificate shall be effective at 12:01 a.m., E.S.T. on January 17, 2001.
     In Witness Whereof, the Corporation has caused this certificate to be signed by the duly authorized officer, this 9th day of January, 2001.

KAUFMAN AND BROAD HOME CORPORATION

By:	/s/ Kimberly N. King

Kimberly N. King Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     Kaufman and Broad Home Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of the Corporation held on December 5, 1988, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that subject to the adoption of the KBH Proposal by the shareholders of the Corporation at the Special Meeting, the Amended Certificate of Incorporation of the Corporation, as heretofore amended, shall be further amended as follows:
“I. Section (a) of Article Fourth will be amended in its entirety, to read:
     FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 135,000,000 consisting of 100,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), 25,000,000 shares of Special Common Stock, par value $1.00 per share (the “Special Common Stock”) and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).
II. Former sections (b) and (c) of Article Fourth will be designated sections (c) and (d), respectively, of Article Fourth, and the following new section (b) will be added to Article Fourth:
     (b)(i) Except as otherwise provided by this section (b), the powers, preferences and dividend and other rights the Common Stock and Special Common Stock shall be identical in all respects.
     (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Common Stock and Special Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation other than the Corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation, other than Preferred Stock which occur after the initial issuance of shares of Special Common Stock by the Corporation, only shares of Common Stock shall be paid or distributed with respect to Common Stock and only shares of Special Common Stock shall be paid or distributed with respect to Special Common Stock in each case in an amount per share equal to the amount per share paid or distributed with respect to the Common Stock or the Special Common Stock, as the case may be. In the case of any combination or reclassification of the Common Stock or Special Common Stock, the shares of each class shall be combined or reclassified so that the number of shares of such class outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of such class outstanding immediately prior to such combination or reclassification as the number of shares of the other class outstanding immediately following such combination or reclassification bears to the number of shares of such other class outstanding immediately prior to such combination or reclassification.
     (3)(A) At every meeting of the stockholders every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Special Common Stock shall be entitled to one-tenth of one vote in person or by proxy for each share of Special Common Stock standing in his or her name on the transfer books of the Corporation.
     (B) The provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of votes entitled to be cast by the holders of the Common Stock and the Special Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment to this Certificate of Incorporation which would alter or change the powers, preferences, relative voting power or dividend or other rights of the shares of Common Stock or Special Common Stock so as to affect them adversely, the approval of a majority of votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Special Common Stock voting together as a single class as hereinbefore provided.
     (C) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes to which such shares of stock are entitled.
     (D) Except as may be otherwise required by law or by this Article Fourth, the holders of Common Stock and Special Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock.
     (4) In the event of any dissolution, partial or complete liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock and Special Common Stock as a single class. For the purposes of this paragraph 4, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.
     (5) In case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Special Common Stock and each holder of a share of Special Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Common Stock.
     (6)(A) Subject to the terms and conditions of this paragraph 6, each share of Special Common Stock shall be convertible at the option of the holder thereof into one fully paid and nonassessable share of Common Stock if (i) the Corporation shall make an offer to holders of Common Stock to purchase shares of Common Stock for cash or a combination of cash and other securities or property or to exchange shares of Common Stock for other securities of the Corporation or (ii) any other person shall make an offer to all holders of Common Stock to purchase shares of Common Stock for cash or a combination of cash and other securities or property. The Corporation covenants to give prompt notice in writing to all holders of Special Common Stock or any offer referred to in the foregoing clauses (i) and (ii). The Special Common Stock shall be convertible under this paragraph 6 solely for the purpose of enabling such shares to be tendered pursuant to such offer as long as such offer shall remain in effect and shall not be terminated, rescinded or completed. Notwithstanding the foregoing, each share of Special Common Stock converted into a share of Common Stock pursuant to this paragraph 6 and not purchased pursuant to such offer prior to the termination, recission or completion thereof shall automatically be reconverted into Special Common Stock.
     (B) The Special Common Stock shall be convertible in accordance with the terms of this paragraph 6 at the office of any transfer agent for the Special Common Stock and at such other place or places, if any, as the Board of Directors of the Corporation may designate or, if the Board of Directors shall fail to so designate, the principal office of the Corporation (attention of the Secretary of the Corporation). Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Special Common Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Special Common Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Special Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert such Special Common Stock in accordance with the terms of this paragraph 6 and such holder shall state in writing therein the name or names of the person or persons making the offer entitling such holder to convert his Special Common Stock. The Corporation will, as soon as practicable after such deposit of a certificate or certificates for Special Common Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Special Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, provided that until such certificate or certificates shall be transferred to the person or persons identified in the statement above prescribed or the nominee or nominees of such person, such certificate or certificates shall bear a legend substantially to the effect of the last sentence of the foregoing subparagraph (A). Subject to the provisions of subparagraph (D) of this paragraph 6, such conversion shall be deemed to have been made as of the date of such surrender of the Special Common Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Special Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.
     (C) The issuance of certificates for shares of Common Stock upon conversion of shares of Special Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Special Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.
     (D) The Corporation shall not be required to convert Special Common Stock, and no surrender of Special Common Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Special Common Stock for conversion during any period while such books are so closed shall be deemed effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Special Common Stock was surrendered.
     (E) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Special Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Special Common Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Special Common Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.
III. New Paragraphs (c) and (d) will be added to Article Fifth and will read as follows:
     (c)(i) The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, as determined by the Board of Directors, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1989, at which directors shall initially be classified, directors of the first class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1990, directors of the second class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1991 and directors of the third class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1992, with each class of directors to hold office until their successors are duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms shall then expire, other than those directors elected as provided in paragraph (c)(ii) by a separate class vote of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation, shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders after such election. In the event of any increase in the number of directors of the Corporation, the additional director or directors shall be so classified that all classes of directors shall be as nearly equal in number as may be possible, as determined by the Board of Directors. In the event of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased in number as nearly equally as may be possible, as determined by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.
     (ii) If at any time the holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation of the Corporation are entitled, by a separate class vote, to elect directors pursuant to the terms of this Certificate of Incorporation (as it may be amended from time to time), then the provisions of the Certificate of Incorporation with respect to their rights shall apply. Except as otherwise expressly provided in the Certificate of Incorporation (including any Certificate of Designation hereto) the directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and, without regard to the classification of the remaining members of the Board of Directors, vacancies among directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining directors elected by such class or series, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected directors.
     (iii) If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or classes of stock.
     (d) In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolutions), the affirmative vote of the holders of 80% of the combined voting power of the then outstanding capital stock of the Corporation shall be required to amend, alter or repeal, or adopt any provision inconsistent with the requirements of, this Article Fifth.

IV. A new Paragraph (f) will be added to Article Sixth and will read as follows:
     (f) Special meetings of stockholders may be called only by the Board of Directors or the Chairman of the Board.
V. Section (2)(f) of Article Eighth will be amended to read as follows:
     (f) The term “Voting Stock” shall mean all outstanding Common Stock, Special Common Stock and all other outstanding capital stock of the Corporation, if any, entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by the holders of such Common Stock, Special Common Stock and other capital stock, if any.
VI. Former Article Ninth will be designated Article Tenth and the following new Article Ninth will read in its entirety:
     NINTH: The Corporation shall be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, as such section may be amended from time to time.”
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held on February 21, 1989, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Bruce Karatz, its President and Alan R. Markizon, its Secretary, this 21st day of February, 1989.

BY:	/s/ Bruce Karatz
	Name:	Bruce Karatz
	Title:	President

ATTEST:	/s/ Alan R. Markizon
	Name:	Alan R. Markizon
	Title:	Secretary

CERTIFICATE OF AMENDMENT
          This is to certify that on June 10, 1986 the sole shareholder of Kaufman and Broad Capital Corporation (the “Corporation”), Kaufman and Broad, Inc., consented to the amendment, in its entirety, as set forth in Exhibit A attached hereto, of the Corporation’s Certificate of Incorporation.
          The aforementioned amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Acknowledged this 10th day of June, 1986:

/s/ Bruce Karatz

Bruce Karatz, President and Chief Executive Officer

ATTEST:	/s/ Robert J. Kalmbach

Robert J. Kalmbach, Secretary

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EXHIBIT A
AMENDED CERTIFICATE OF INCORPORATION
OF
KAUFMAN AND BROAD HOME CORPORATION
* * * * * *
          FIRST: The name of the corporation (hereinafter called the “Corporation”) is Kaufman and Broad Home Corporation.
          SECOND: The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Cover, County of Kent, Delaware. The name of its registered agent at such address is Prentice-Hall Corporation System, Inc.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.
          FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 consisting of 100,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).
          (b) Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of this Article FOURTH, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors in respect to each series shall include, but not limited to, determination of the following:
          (i) the consideration for which such Preferred Stock shall be issued;
          (ii) the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;
          (iii) the dividend rate of the shares of such series, whether the

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dividends shall be cumulative and, if so, the date from which they shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;
          (iv) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;
          (v) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;
          (vi) the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;
          (vii) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for share of stock of any other class or classes, including the price or prices or the rate or rates of conversion of exchange and the terms of adjustment, if any;
          (viii) the voting rights and requirements, if any, of the shares of such series, in addition to any voting rights required by law; and
          (ix) any other rights, preferences or limitations of shares of such series.
          (c) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock or security of any class or series or any additional shares of any class or series to be issued by reason of increase in the authorized capital stock of the Corporation of any class or series, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series. However, any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such Persons, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.
          FIFTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of directors to be fixed in the Bylaws.
          (b) There shall be no cumulative voting in the election of directors.

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          SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders:
          (a) The directors shall have concurrent power with the stockholders to adopt, emend or repeal the Bylaws of the Corporation.
          (b) Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
          (c) To the full extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment or repeal of this paragraph shall affect the liability of any director of the Corporation with respect to, arising out of or related to any event that occurred prior to such amendment or repeal.
          (d) The Corporation shall indemnify its directors and officers and may indemnify any other employees or agents, in each case, to the full extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment or repeal of this paragraph shall affect the obligations of the Corporation to indemnify any director or officer of the Corporation with respect to, arising out of or related to any event that occurred prior to such amendment or repeal.
          (e) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against any such liability under the provisions of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.
          SEVENTH: No action required or permitted to be taken at an Annual Meeting of stockholders or at a special meeting of stockholders may be taken without a meeting. The power of stockholders to consent in writing, without a meeting, to the taking of any action is expressly denied hereby.
          EIGHTH: 1. In addition to any affirmative vote required by law or this Certificate of Incorporation, the affirmative vote of the holders of not less than 80% of the outstanding shares of “Voting Stock” of the Corporation held by stockholders other than a “Related Person” shall be required for the approval or authorization of any “Business Combination” of the Corporation with any Related

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Person; provided, however, that such 80% voting requirement shall not be applicable if:
     (a) The “Continuing Directors” of the Corporation by at least a two-thirds vote of such Continuing Directors have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person; or
     (b) the cash or fair market value (as determined by at least two-thirds of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the Corporation in the Business Combination is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” paid by the Related Person in acquiring any of its holdings of the Corporation’s Voting Stock.
     2. For purposes of this Article:
     (a) The term “Business Combination” shall mean (i) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation to a Related Person, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person, (iv) any sale, lease, exchange, transfer or other disposition, including without limitation by way of a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (v) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than the issuance on a pro rata basis to all holders of stock of the same class pursuant to a stock split or stock dividend, (vi) any reclassification of securities, recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction that would have the effect directly or indirectly of increasing the voting power of a Related Person, and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

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     (b) The term “Related Person” shall mean (x) any individual, corporation, partnership, or other person or entity which, together with its “Affiliates” and “Associates”, becomes the “Beneficial Owner” of an aggregate of 20% or more of the outstanding Voting Stock of the Corporation and (y) any “Affiliate” or “Associate” of any such individual, corporation, partnership or other person or entity; provided, however, that the term “Related Person” shall not include (1) a person or entity whose acquisition of such aggregate percentage of Voting Stock was approved in advance by at least two-thirds of the Continuing Directors, (2) any trustee or fiduciary when acting in such capacity with respect to any employee benefit plan of the Corporation or a wholly owned subsidiary of the Corporation or (3) Kaufman & Broad, Inc. or any of its Affiliates or Associates. A Related Person shall be deemed the “Beneficial Owner” of all Voting Stock of which any “Affiliate” or “Associate” of such Related Person is the “Beneficial Owner”.
     (c) The term “Substantial Part” shall mean an amount equal to 10% or more of the fair market value, as determined by at least two-thirds of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries as of the end of its most recent fiscal year prior to the time the determination is being made.
     (d) The term “Beneficial Owner” shall mean any person who beneficially owns any Voting Stock within the meaning ascribed in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 1, 1986, or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.
     (e) For the purposes of paragraph 1(b) of this Article, the term “other consideration to be received” shall include, without limitation, Common Stock or other capital stock of the Corporation retained by its existing stockholders other than Related Persons or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

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     (f) The terms “Voting Stock” shall mean all outstanding Common Stock and all other outstanding capital stock of the Corporation, if any, entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by the holders of such Common Stock and other capital stock, if any.
     (g) The term “Continuing Director” shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.
     (h) A Related Person shall be deemed to have acquired a share of Voting Stock at the time when such Related Person became the Beneficial Owner thereof. The price deemed to have been paid by a Related Person for Voting Stock of which an “Affiliate” or “Associate” is the Beneficial Owner shall be the price, as determined by vote of at least two-thirds of the Continuing Directors, which is the highest of (i) the price paid upon the acquisition thereof by the relevant “Affiliate” or “Associate” (if any, and whether or not such “Affiliate” or “Associate” was an “Affiliate” or “Associate” at the time of such acquisition), (ii) the highest market price of such Voting Stock at the time when the Related Person became the Beneficial Owner thereof and (iii) the highest price previously paid by such Related Person or an Affiliate or Associate thereof for such Voting Stock.
     (i) The terms “Highest Per Share Price” and “Highest Equivalent Price” as used in this Article shall mean (x) if there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined, by two-thirds of the Continuing Directors, to have been paid at any time by the Related Person for any share or shares of that class of capital stock and (y) if there is more than one class of capital stock of the Corporation issued and outstanding, with respect to each class and series of capital stock of the Corporation the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any

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class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent price, (x) all purchased by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person and (y) the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees or other value paid in connection with such purchases. In the case of any Business Combination with a Related Person, the Continuing Directors shall determine the Highest Equivalent Price for each outstanding class and series of the capital stock of the Corporation.
     (j) The terms “Affiliate” and “Associate” shall have the same meaning as in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1986.
     3. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to this Certificate of Incorporation (and notwithstanding the fat that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolutions), the affirmative vote of the holders of 80% of the combined voting power of the then outstanding Voting Stock held by stockholders other than any Related Person Affiliate or Associate thereof shall be required to amend, alter or repeal, or adopt any provision inconsistent with the requirements of, this Article.
          NINTH: The Corporation reserves the right to amend this Restated Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

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